                                                                   Exhibit 21.01

                           Subsidiaries of GenTek Inc.

Subsidiaries of GenTek Inc. after the spinoff of GenTek Inc. from The General Chemical Group Inc.

General Chemical Corporation (Delaware)
     Balcrank Products, Inc. (Delaware)
     Defiance, Inc. (Delaware)
     Noma Acquisition Corp. (Canada)
     Printing Developments Inc. (Delaware)
     HMC Patents Holding Co. Inc. (Delaware)
     Waterside Urban Development Corp. (New Jersey)
     GenTek Canada Holding Inc. (Delaware)
         GenTek Canada Holding Ltd. (Canada)
             GenTek Canada Performance Chemicals Ltd. (Canada)
     Reheis, Inc. (Delaware)
         Reheis International, Inc. (Delaware)
             Reheis Overseas (Ireland)
             Reheis Commercial (Cayman Islands)
         Reheis Holdings Inc. (Delaware)
              Ilminister Company (Ireland)
                  Reheis Ireland (Ireland)
     Toledo Technologies, Inc.  (Delaware)
         1279597 Ontario Inc. (Canada)
              Sandco Automotive Ltd. (Canada)